CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the references to our firm under the captions "The Funds' Financial Highlights" in the John Hancock Declaration Trust Prospectus and
"Independent   Auditors"  and   "Financial   Statements"  in  the  John  Hancock
Declaration Trust Statement of Additional Information in Post-Effective Amendment No. 6 to the Registration Statement (Form N-1A, No. 33-64465) dated January 2, 1998.

We also consent to the incorporation by reference therein of our report dated February 7, 1997, with respect to the financial statements and financial highlights of the John Hancock Declaration Trust.



                                                     /s/ERNST & YOUNG LLP
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
September 26, 1997